exhibit 10.37

SECURITY AGREEMENT

This Security Agreement (this "Agreement") is entered into as of January 19, 2004, by AURA SYSTEMS, INC. a Delaware corporation (the "Debtor"), for the benefit of ________________ (the "Secured Party").

R E C I T A L S :

A.     The Debtor has requested that the Secured Party extend a loan to the Debtor.

B.     Such loan is to be evidenced by a Convertible Promissory Note dated the date hereof made by the Debtor in favor of the Secured Party (the "Note").

C.     Secured Party has required, as a condition of making such loan, that the Debtor grant a security interest in all of its personal property to secure such loan and any other present or future obligations of the Debtor.

D.     In order to induce the Secured Party to make such loan, the Debtor is willing to grant such security interest as further provided herein.

E.      Debtor has previously granted a first priority security interest in the same collateral in favor of Koyah Leverage Partners, L.P., a Delaware limited partnership, as collateral agent (the "Koyah Collateral Agent") for itself and Koyah Partners, L.P. a Delaware limited partnership (collectively "Koyah") to secure loans made by Koyah.

NOW, THEREFORE, the Debtor hereby agrees with the Secured Party as follows:

ARTICLE I. DEFINITIONS

Unless otherwise defined herein, any terms used herein (whether or not capitalized, such as "accounts," "inventory" and "equipment") which are defined in the Uniform Commercial Code as enacted in the State of Washington, as amended from time to time, shall have the meaning assigned to such term therein. Unless otherwise defined herein, any capitalized terms used herein which are defined in the Note shall have the meaning assigned to them therein. In addition, the following terms shall have the meaning set forth below:

"Collateral" means all of the Debtor's personal property and fixtures of every nature whether tangible or intangible and whether now owned or hereafter acquired, wherever located, including without limitation the following:

(i) (a) All goods; (b)  all inventory, merchandise, and personal property held for sale or lease or furnished or to be furnished under contracts of service, all raw materials, work in process, or materials used or consumed in Debtor's business, wherever located and whether in the possession of the Debtor, a warehouseman, a bailee, or any other person; (c) all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in the Debtor's business, (d) all fixtures; and (e) all substitutes and replacements therefor, all accessions, attachments, and other additions thereto, all tools, parts and supplies used in connection therewith, all packaging, manuals, warranties and instructions related thereto, and all leasehold or equitable interests therein;   (ii) (a) All accounts, accounts receivable, contract rights, contracts receivable, purchase orders, notes, drafts, acceptances, and other rights to payment and receivables; (b) all chattel paper (whether tangible or electronic), documents and instruments (including promissory notes); (c) all money and deposit accounts; (d) all letter of credit rights (whether or not the letter of credit is evidenced by a writing), rights under security, guaranties or other supporting obligations, tort claims and proceeds, insurance claims and proceeds, and tax refund claims and proceeds; (e) all securities and other investment property; (f) all general intangibles and payment intangibles, (g) all patents and patent applications and registrations, trademarks and trademark applications and registrations, service marks and service mark applications and registrations, and copyrights and copyright applications and registrations (collectively the "Patents, Trademarks and Copyrights"), including without limitation the patents, patent applications, trademarks and trademark applications and copyrights and copyright applications owned by the Debtor on Schedule 1 hereto, or licensed to the Debtor on Schedule 2 hereto; (h) all trade names, trade styles, goodwill, inventions, designs, methods, processes, technology, know-how, intellectual property, drawings, specifications, blue prints, confidential information, trade secrets, customer lists, supplier lists, software and computer programs, mask works, and mask work applications and registrations, goodwill, license agreements, franchise agreements and other licenses, permits, franchises, and agreements of every kind and nature pursuant to which the Debtor possesses, uses or has authority to possess or use any property (whether tangible or intangible) of the Debtor or pursuant to which others possess, use or have authority to possess or use any property (whether tangible or intangible) of the Debtor, and infringement and commercial tort claims; and (i) all business records, software, writings, plans, specifications, schematics, and other recorded data in any form; and

(iii) All products and proceeds of the foregoing and all other property received or receivable in disposition of or exchange of the foregoing.

"Event of Default" means any default in payment or performance of the Obligations.

"Obligations" means any and all obligations and liabilities of every nature of the Debtor to the Secured Party, whether now existing or hereafter incurred, including without limitation those arising out of or in connection with the Note, this Agreement or any other agreements with the Secured Party. The Obligations shall specifically include any and all principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy, would accrue on such obligations), fees, expenses, indemnities or other obligations or liabilities, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created, or incurred, as well as any and all of such obligations or liabilities that are paid, to the extent such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer, or otherwise, together with any and all amendments, modifications, extensions or renewals of the foregoing.

ARTICLE II. GRANT OF SECURITY INTEREST

To secure the payment and performance of the Obligations, the Debtor hereby grants a continuing security interest in the Collateral, and assigns the Collateral, to the Secured Party. Such security interest of the Secured party is junior to the security interest previously granted to the Koyah Collateral Agent, and subject to the terms and conditions of the Intercreditor Agreement (as defined below).

ARTICLE III. COVENANTS OF THE DEBTOR

The Debtor shall fully perform each of the covenants set forth below.

3.1 Further Documentation

Promptly upon request of the Secured Party and at the Debtor's expense, the Debtor (a) shall prepare, execute, deliver and file any financing statement, any filing with the Patent and Trademark Office, Copyright Office or other applicable office, and any renewal, substitution or correction thereof or any other document and shall take any such further action as the Secured Party may require in perfecting or protecting the security interested granted by the Debtor under this Agreement or in otherwise obtaining the full benefits of this Agreement and (b) authorizes the Secured Party to prepare, execute, deliver and file any such documents and to take any such actions on behalf of the Debtor.

3.2 Patents, Trademarks and Copyrights

Schedule 1 lists all Patents, Trademarks and Copyrights currently owned by the Debtor. Promptly upon any change in the Patents, Trademarks and Copyrights owned by the Debtor, the Debtor shall provide the Secured Party with an updated Schedule 1 listing all Patents, Trademarks and Copyrights then owned by the Debtor. Schedule 2 lists all Patents, Trademarks and Copyrights currently licensed to the Debtor by third parties. Promptly upon any change in the Patents, Trademarks and Copyrights licensed to the Debtor, the Debtor shall provide the Secured Party with an updated Schedule 2 listing all Patents, Trademarks and Copyrights then licensed to the Debtor.

3.3 Pledges

Following payment of all obligations owed to Koyah and release of the Koyah Collateral Agent's security interest in the Collateral, upon request of the Secured Party and at Debtor's expense, the Debtor shall promptly deliver and pledge to the Secured Party, endorsed or accompanied by instruments of assignment or transfer satisfactory to the Secured Party, any Collateral consisting of instruments, investment property, documents, general intangibles or chattel paper.

3.4 Control

Following payment in full of all obligations owed to Koyah and release of the Koyah Collateral Agent's security interest in the Collateral, upon request of the Secured Party and at Debtor's expense, the Debtor shall cooperate with the Secured Party in obtaining control with respect to any Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper.

3.5 Maintenance of Records

The Debtor shall keep and maintain satisfactory and complete records of the Collateral including but not limited to a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Debtor shall mark its books and records pertaining to the Collateral to evidence this Agreement and the security interest granted herein. Promptly upon request of the Secured Party, the Debtor shall deliver and turn over to the Secured Party copies of all books and records pertaining to the Collateral.

3.6 Liens

Except for (i) existing licenses of Patents, Trademarks and Copyrights by the Debtor to third parties set forth on Schedule 3 and (ii) liens in favor of the Koyah Collateral Agent or liens in favor of other parties named in the Intercreditor Agreement (as defined below), the Debtor owns the Collateral free and clear of liens, charges, pledges, security interests, encumbrances or other claims or interests in the Collateral, and the Debtor will neither create nor permit the existence of any of the foregoing without the prior written consent of the Secured Party. Notwithstanding the foregoing, the Secured Party hereby waives any breach of the covenant set forth above arising from the existing liens set forth on Schedule 4, so long as the Debtor otherwise remains in compliance with all of the provisions of the Transaction Documents (as defined in the Agreement dated as of the date hereof between the Debtor and the Secured Party) and this Agreement.

3.7 Disposition of Collateral

The Debtor shall not sell, license, lease, transfer or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, except for sales of inventory, collection of rights to payment, and disposition of equipment or inventory which is obsolete or being replaced, all in the ordinary course of business in accordance with past practices.

3.8 Limitations on Amendments, Modifications, Terminations, Waivers and Extensions of Contracts and Agreements Giving Rise to Accounts

Without the prior written consent of Secured Party, the Debtor will not (a) amend, modify, terminate, waive or extend any provision of any agreement giving rise to an account, general intangible, instrument, chattel paper or other right to payment, licensing any Patents, Trademarks or Copyrights to the Debtor or by the Debtor or otherwise relating to the Collateral, in any manner that could reasonably be expected to have a material adverse effect on the value of any Collateral or (b) fail to exercise promptly and diligently every material right that it may have under each such agreement, other than any right of termination (which shall only be exercised with the prior written consent of the Secured Party).

3.9 Indemnification

The Debtor agrees to pay, and to indemnify the Secured Party and hold the Secured Party harmless from, all liabilities, costs and expenses (including legal fees and expenses) in connection with protecting or realizing on the Collateral, enforcing any rights or remedies of the Secured Party or otherwise arising out of this Agreement. In any suit, proceeding or action brought by the Secured Party under any account or other right to payment to enforce payment of any sum owing thereunder or to enforce any provisions of any account or other right to payment, the Debtor will indemnify the Secured Party and hold the Secured Party harmless from all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, reduction or liability whatsoever of any account debtor thereunder arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Debtor.

3.10 Further Identification of Collateral

The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may request, all in reasonable detail.

3.11 Notices

The Debtor will advise the Secured Party promptly in reasonable detail (a) of any lien, charge, pledge, security interest, encumbrance or other claim or interest asserted against any of the Collateral and (b) of the occurrence of any other event that could reasonably be expected to have a material adverse effect on the Collateral.

3.12 Changes in Locations, Name, Etc.

The Debtor will not (a) change its state of organization, (b) change the location of its chief executive office/chief place of business or remove its books and records from the locations set forth in Schedule 5 to this Agreement or (c) change its name, identity or structure to such an extent that any financing statement filed by the Secured Party in connection with this Agreement would become ineffective or seriously misleading, unless it shall have given the Secured Party at least 30 days prior written notice thereof.

3.13 Further Assurances

The Debtor agrees to take all actions which the Secured Party may request to perfect or maintain the perfection of, or to otherwise protect, the security interest granted herein and the Debtor authorizes the Secured Party to take such actions on behalf of the Debtor, including without limitation (a) filing (including electronic or facsimile filing) financing statements describing the Collateral, which may include descriptions broader than as set forth in this Agreement and (b) filing any documents with the Patent and Trademark Office, Copyright Office or any other applicable office. The Debtor agrees that where allowed by law, a carbon, photographic or other reproduction of a financing statement or this Agreement is sufficient as a financing statement.

3.14 Insurance

The Debtor (a) will keep the Collateral continuously insured at its expense against fire, theft, and other hazards in amounts and with insurers as shall be sufficient to fully protect the Collateral, as reasonably approved by the Secured Party, (b) will include in such policies of insurance to the Secured Party clauses making any loss payable to the Secured Party as its interest may appear and agreeing to notify Secured Party of any cancellation or threatened cancellation not less than 30 days prior to the effective date of such cancellation and (c) will deliver copies of such policies of insurance to the Secured Party upon request.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

The Debtor hereby makes the following representations and warranties:

4.1 Title to Collateral

Except for liens in favor of the Koyah Collateral Agent or liens in favor of other parties named in the Intercreditor Agreement, the Debtor has good and marketable title to all of the Collateral, free and clear of all liens, charges, pledges, security interests, encumbrances or other claims or interests. Notwithstanding the foregoing, the Secured Party hereby waives any breach of the representation and warranty set forth above arising from the existing liens set forth on Schedule 4, so long as the Debtor otherwise remains in compliance with all of the provisions of the Transaction Documents and this Agreement.

4.2 No Impairment of Collateral

None of the Collateral shall be impaired or jeopardized because of the security interest granted herein.

4.3 Other Agreements

The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof will not result in the breach of any of the terms, conditions, or provisions of, or constitute a default under, or conflict with or cause any acceleration of any obligation under any agreement or other instrument to which the Debtor is a party or by which the Debtor is bound or result in the violation of any applicable law.

4.4 No Approvals

No approvals of any governmental entity or third party are required in connection with the security interest herein granted.

4.5 Authority

The Debtor has full power and authority to grant to the Secured Party a security interest in the Collateral.

4.6 Location of Records

The address(es) of the office where the books and records of the Debtor are kept concerning the Collateral is set forth on Schedule 5 to this Agreement.

4.7 State of Organization

The Debtor's state of organization is set forth on Schedule 5 to this Agreement.

4.8 Chief Executive Office

The Debtor's chief executive office and chief place of business is located at the address set forth on Schedule 5 to this Agreement.

4.9 Trade Names

The Debtor conducts its business only under its legal name except for any additional trade names set forth on Schedule 5 to this Agreement.

ARTICLE V. THE SECURED PARTY'S RIGHTS WITH RESPECT TO THE COLLATERAL

5.1 No Duty on the Secured Party's Part

The Secured Party shall not be required to realize upon any Collateral, except at its option upon the occurrence of any Event of Default; collect the principal, interest or payment due thereon or exercise any rights or options of the Debtor pertaining thereto; make presentment, demand or protest; give notice of protest, nonacceptance or nonpayment; or do any other thing for the protection, enforcement or collection of any Collateral. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually received as a result of the exercise of such powers; and shall not be responsible to the Debtor for any act or failure to act hereunder.

5.2 Negotiations with Account Debtors

Upon the occurrence of any Event of Default, the Secured Party may, in its sole discretion, extend or consent to the extension of the time of payment or maturity of any instruments, accounts, chattel paper, general intangibles or other rights to payment.

5.3 Right to Assign

The Secured Party may assign or transfer the whole or any part of the Obligations and may transfer therewith as collateral security the whole or any part of the Collateral; and all obligations, rights, powers and privileges herein provided shall inure to the benefit of the assignee and shall bind the successors and assigns of the parties.

5.4 Duties Regarding Collateral

Beyond the safe custody thereof, the Secured Party shall not have any duty as to any Collateral in its possession or control, or as to any preservation of any rights of or against other parties.

5.5 Collection From Account Debtors

Upon the occurrence of any Event of Default, the Debtor shall, upon demand by the Secured Party (and without any grace or cure period), notify all account debtors to make payment to the Secured Party of any amounts due or to become due. The Debtor authorizes the Secured Party to contact the account debtors for the purpose of having all or any of them pay their obligations directly to the Secured Party. Upon demand by the Secured Party, the Debtor shall enforce collection of any indebtedness owed to it by account debtors.

5.6 Inspection

The Secured Party and its designees, from time to time at reasonable times, may inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Debtor in connection with the Collateral.

ARTICLE VI. THE SECURED PARTY'S RIGHTS AND REMEDIES

6.1 Acceleration; Remedies

Upon the occurrence of any Event of Default, the Secured Party shall have all rights and remedies available to it under the Note, this Agreement, and any other documents or agreements or available at law or in equity, including without limitation the Uniform Commercial Code. The Secured Party may proceed to enforce any or all of such rights and remedies or realize on any or all security or guaranties for the Obligations in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder and no course of dealing shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies of the Secured Party are cumulative and not exclusive of any rights or remedies that the Secured Party would otherwise have. No notice to or demand on the Debtor, in any case, shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Secured Party to any other or further action in any circumstances without notice or demand.

6.2 Notice of Sale

The Debtor hereby acknowledges and agrees that written notice mailed to the Debtor at the address designated herein ten days prior to the date of public or private sale of any of the Collateral shall constitute commercially reasonable notice.

6.3 Disposition of Collateral

In addition to all other rights and remedies available to the Secured Party upon the occurrence of an Event of Default, the Secured Party may dispose of any of the Collateral at public or private sale in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable. Such sale may include licensing of the Collateral on an exclusive or non-exclusive basis, on a worldwide or geographically limited basis and on an all-uses or limited uses basis. For the purpose of enabling the Secured Party to exercise its rights and remedies hereunder, the Debtor hereby grants to the Secured Party an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, license or sub-license any of the Collateral, including in such license access to all media in which any of the Collateral may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The Secured Party has no duty to prepare or process the Collateral prior to sale. The Secured Party may disclaim warranties of title, possession, quiet enjoyment and the like. Such actions by the Secured Party shall not affect the commercial reasonableness of the sale. Further, the Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

6.4 Rights of Other Creditors

The security interest of the Secured Party and the rights of the Secured Party upon the occurrence of any Event of Default or otherwise under this Agreement shall be subject to the senior security interest of the Koyah Collateral Agent and the rights of the Koyah Collateral Agent upon the occurrence of any event of default or otherwise under its security documents.

ARTICLE VII. GENERAL PROVISIONS

7.1 The Secured Party's Appointment as Attorney-in-Fact

(a) The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement; and without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right, on behalf of the Debtor, without consent by or notice to the Debtor, to do the following:

(i) upon the occurrence of any Event of Default, to transfer to the Secured Party or to any other person all or any of the Collateral, to endorse any instruments pledged to the Secured Party and to fill in blanks in any transfers of Collateral, powers of attorney or other documents delivered to the Secured Party;

(ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral;

(iii) upon the occurrence of any Event of Default, (A) to take possession of, endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any account, instrument or general intangible or with respect to any other Collateral and (B) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting all such moneys due under any account, financial assets, instrument, investment property, or general intangible or with respect to any other Collateral whenever payable; and

(iv) upon the occurrence of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to ask for, demand, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharge or releases as the Secured Party may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes; and to do, at the Secured Party's option and the Debtor's expense, at any time or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein and to effect the intent of this Agreement, all as fully and effectively as the Debtor might do.

(b) The Debtor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(c) The Debtor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Article VI hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(d) The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act hereunder.

(e) The Debtor shall pay or reimburse the Secured Party for all costs and expenses, including attorneys fees, incurred by the Secured Party while acting as the Debtor's attorney-in-fact hereunder.

7.2 Termination of Agreement

This Agreement shall remain in full force and effect until the Obligations have been fully and finally discharged.

7.3 Severability

If any provision of this Agreement is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will be unaffected and interpreted so as best to reasonably effect the intent of the parties hereto. Such void or unenforceable provision of this Agreement shall be replaced with a valid and enforceable provision so as to achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

7.4 Waiver

No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

7.5 Assignment

All rights, powers, privileges and immunities herein granted to the Secured Party shall extend to their successors and assigns and any other legal holder of the Obligations or this Agreement, with full right by the Secured Party to assign and/or sell the same.

7.6 Successors

The rights and obligations of the parties hereto shall inure to the benefit of, and be binding and enforceable upon, the respective successors and assigns of the parties.

7.7 Entire Agreement

This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof, all prior discussions, proposals, negotiations and understandings having been merged herein. This Agreement or any provision hereof may be (i) modified or amended, but only by a writing signed by all parties at such time or (ii) waived (either generally or in a particular instance, either retroactively or prospectively, either for a specified period of time or indefinitely, either with or without consideration), but only by a writing signed by the party granting such waiver.

7.8 Intercreditor Agreement.

The terms and conditions of this Agreement shall also be governed by and subject to the terms and conditions of an Intercreditor Agreement dated as of the date hereof the "Intercreditor Agreement") among the Company and the other parties named therein.

7.9 Governing Law; Jurisdiction; Venue; Jury Trial

Consistent with the governing law and venue provisions of the Intercreditor Agreement, this Agreement shall be governed by, and interpreted under, the laws of the State of Washington applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement must be instituted in a federal or state court located in the County of Spokane, State of Washington, (ii) irrevocably submit to the jurisdiction of any such court and waive any objection to the laying of venue in, or the inconvenience of, such forum and (iii) irrevocably waives all rights to trial by jury in any action, suit or proceeding arising out of or related to this Agreement, the Note or any other agreement or document between the Debtor and the Secured Party.

7.10 Notices

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to each party at the address (or at such other address for a party as shall be specified by like notice) set forth below; provided, however, that notices sent by mail will not be deemed given until received.

Aura Systems, Inc.

2335 Alaska Avenue

El Segundo, CA 90245

Attn: Neal Meehan

Fax: 310-643-8719

[Secured Party Contact Info]

7.11 Costs and Expenses

The Debtor hereby agrees to pay to the Secured Party upon demand all costs and expenses, including attorney's fees, incurred in connection with the administration of this Agreement, including without limitation all filings or other actions required by the Secured Party in connection with perfecting or otherwise protecting the security interest granted hereunder. In addition, the Borrower hereby agrees to pay to the Secured Party upon demand all costs and expenses, including attorney's fees, incurred in connection with the enforcement of this Agreement, collection of the Obligations and the protection, preservation, collection or sale of or other realization upon the Collateral, including without limitation in any out-of-court workout, any court action, any appeal or any bankruptcy proceeding.

7.12 Counterparts

This Agreement may be executed in any number of counterparts, each of each of which will be an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Agreement to be duly executed as of the day and year first above written.

"Debtor"

AURA SYSTEMS, INC.

SCHEDULE 1

Patent and Patent Applications,

Trademark and Trademark Applications

and

Copyrights and Copyright Applications Owned by the Debtor

1. Patents.

Any and all domestic and foreign patent registrations, patent applications, patentable invention rights or patent-related rights to current and future interests owned by Debtor or assigned to Debtor, including but not restricted to the following patent registrations and patent applications:

Domestic Patent Registrations

Reg. Number	Title
4,892,328	Electromagnetic Strut Assembly
4,912,343	Electromagnetic Actuator
4,969,662	Active Damping System for an Automobile Suspension
4,979,789	Continuous Source Scene Projector
5,032,906	Intensity Calibration Method for Scene Projector
5,035,475	Unique Modulation Television
5,085,497	Method for fabricating mirror array for Optical Projection System
5,099,158	Electromagnetic Actuator
5,126,836	Actuated Mirror Optical Intensity Modulation
5,135,070	Active Hydraulic Pressure Control
5,138,309	Electronic Switch Matrix for a Video Display System
5,150,205	Actuated Mirror Optical Intensity Modulation
5,159,225	Piezoelectric Actuator
5,162,767	High Efficiency Solenoid
5,175,465	Piezoelectric and Electrostructive Actuators
5,185,660	Actuated Mirror Optical Intensity Modulation
5,187,398	Electromagnetic Actuator
5,207,239	Variable Gain Servo Assist
5,212,977	Electromagnetic Re-draw Sleeve Actuator
5,222,714	Electromagnetically Actuated Valve
5,245,369	Scene Projector
5,260,798	Pixel Intensity Modulator
5,278,953	Machine Tool Fixture Computer Aided Setup
5,285,995	Optical Table Active Leveling and Vibration Cancellation System
5,307,665	Electromagnetic Re-draw Sleeve Actuator
5,309,050	Ferromagnetic Wire Electromagnetic Actuator
5,325,699	Electromagnetic Re-draw Sleeve Actuator
5,334,265	Magnetic Material
5,341,054	Low Mass Electromagnetic Actuator
5,350,153	Core Design for Electromagnetic Actuated Valve
5,352,101	Electromagnetically Actuated Compressor Valve
5,354,185	Electromagnetically Actuated Reciprocating Compressor Driver
5,355,108	Electromagnetically Actuated Compressor Valve
5,481,396	Thin Film Actuated Mirror Array
5,548,263	Electromagnetically Actuated Valve
5,589,084	Thin Film Actuated Mirror Array
5,616,982	Piezoelectric Actuator
5,689,380	Thin Film Actuated Mirror Array for Providing Double Tilt Angle
5,710,657	Monomorph Thin Film Actuated Mirror Array
5,720,468	Stagerred Electromagnetically Actuated Valve Design
5,721,694	Non-linear Deterministic Stochastic Filtering Method and System
5,734,217	Induction Machine using Ferromagnetic Conducting Material in Rotor
5,768,392	Blind Adaptive Filtering of Unknown Signals in Unknown Noise in Quasi-closed Loop System
5,768,395	Double Ended Field Coil Actuator
5,772,179	Hinged Armature Electromagnetically Actuated Valve
5,780,958	Piezoelectric Vibrating Device
5,782,454	Electromagnetically Actuated Valve
5,796,377	Video Display System having an Electronic Switch Matrix for controlling an MSN array of Piezoelectric Members
5,822,370	Compression/Decompression for Preservation of High Fidelity Speech Quality at Low Bandwidth
5,898,244	Dual Directional Field Coil Actuator
6,032,113	N-Stage Predicted Feedback-Based Compression and Decompression of Spectra of Stochastic Data Using Convergent Incomplete Autoregressive Models
6,157,175	Mobile Power Generation System
6,158,403	Servo Control System for an Electromagnetic Valve Actuator used in an Internal Combustion Engine
6,267,351	Electromagnetic Valve Actuator with Mechanical End Position Clamp or Latch
D355,751	Video Game Accessory Vest
D393,447	Adapter Plug
5,097,510	Artificial Intelligence Pattern Recognition-based Noise Reduction System for Speech Processing
5,140,640	Noise Cancellation System
5,589,725	Monolithic Prestressed Ceramic Devices and Method for making same
4,998,441	Force and Torque Measurement System
5,321,762	Voice Coil Actuator
5,418,860	Voice Coil Excursion and Amplitude Gain Control Device
5,424,592	Electromagnetic Transducer
5,434,458	Voice Coil Actuator
5,536,984	Voice Coil Actuator
5,539,262	Axially Focused Radial Magnet Voice Coil Actuator
5,624,155	Electromagnetic Transducer
5,652,801	Resonance Damper for Piezoelectric Transducer
5,727,076	Audio Transducer having Piezoelectric Device
5,736,808	Piezoelectric Speaker
5,786,741	Polygon Magnet Structure for Voice Coil Actuator
6,082,315	Electromagnetic Valve Actuator
D363,270	Adapter Plug
D364,162	Amplifier Housing
D364,167	Speaker Motor Case
D394,063	Pair of Speaker Enclosures
D396,723	Speaker Basket
D449,828	Speaker Basket

Domestic Patent Applications

Serial Number	Title
09/799,973	Switched Reluctance Motor Delivering Constant Torque From Three Phase Sinusoidal Voltages
09/939,116	Mobile power generation system
09/938,967	Bi-directional power supply circuit

Foreign Patent Applications

PCT Number	Title
US00/03815	Mobile Power Generation System (Europe, title not verified)
US01/50683	Mobile power generation system (Europe & Canada, title not verified)
US01/50762	Bi-directional power supply circuit (Europe, title not verified)

2. Trademarks.

Any and all domestic and foreign trademark registrations, trademark applications, trade and service mark rights, or other trademark-related rights to current and future interests owned by Debtor or assigned to Debtor, including but not restricted to the following trademark registrations and trademark applications:

Serial Number	Reg. Number	Word Mark
75547751		AMA
75225690	2128907	ASPECT
75559987	2372115	AURA
74472095	1991593	AURA
74369064	2196818	AURA
74322660		AURAFLUX
75141345		AURAGEN
75977693	2202313	AURAGEN
75594235	2477031	AURAGEN POWER. ON THE GO.
74639340		AURAPHILE
75141344		AURAPOWER
75237652		AURAGEN OF POWER
74134961		AURASCOPE
74134960		AURASCOPE
74466053	2142944	AURASCOPE
74417408		AUTO SONICS
74410206		AURA SONICS
74349974		AURASOUND
74313418	2482562	AURA SOUND
75235513		AURA VIRTUAL SOUND
75235817		A V S
74679644	2072412	BASS SHAKER
74491123	1894891	CUSTOMWARE
74491122	1892461	CUSTOMWARE
75235512		DO MORE THAN LISTEN
75225341	2181910	EVA
75225280		FAR
75225289		FAS
75225288		FERRODISK
75291968		FORCE
75225287		FORCE
75225296		FORCE 10
75225297		FORCE 12
75225298		FORCE 15
75225286		FORCE 42
75225285		FORCE 52
75225284		FORCE 62
75229617		FORCE 150
75229616		FORCE 250
75229720		FORCE 340
75229718		FORCE 400Q
75225283		FORCE 426
75225282		FORCE 527
75229719		FORCE 560
75225281		FORCE 629
75225295		FORCE 639
74408244		HIGH GAP
74408232		HIGH STROKE
74472097		INTERACTOR
74425395	1920753	INTERACTOR
74132488	1663325	LINAEUM
74408446		LINEAR GAP
74408231		LINEAR FLUX
74408619		LINEAR MAG
74408211		LINEAR RING
75330407		LINE SOURCE
75291967		LINE SOURCE
74408243		LINEAR STROKE
74528276		MAGFORCE
75131644		MOBILE REFERENCE
75579640		MOBILE REFERENCE PLATINUM
75252086	2257621	MR
75252085	2170439	MR 1
75252089	2219543	MR 5.1
75252090	2188518	MR 6.1
75252087	2224713	MR 52
75252088	2170440	MR 62
75252091		MR 629
74385179		MUSICAL CHAIRS
74720723	2063972	NEO-RADIAL
75123841	2111403	NEO-RADIAL TECHNOLOGY
74706753	2067789	NEO-RADIAL TECHNOLOGY
74408671		NEO RING
75021447		NETFAX
74408448		NEO FLUX
74408206		NEO GAP
74408447		NEO MAG
74408208		NEO POWER
74408179		NEO STROKE
75021446		NETTALK
75033935	2030035	NEWCOM
75033934	2030034	NEW COM
74618797		NEWTALK
74706754	2144980	NRT
74408242		PILLOW SONICS
74394182		POWER TOWER
74408601		RADIAL FLUX
74408672		RADIAL GAP
74408207		RADIAL LINE
74408180		RADIAL MAG
74408445		RADIAL NEO
74408209		RADIAL POLE
74408205		RADIAL POWER
74408664		RADIAL RING
74408178		RADIAL STROKE
75579192	2654647	RPM
74528416		SOUNDPLAY
74408003		TALL GAP
74431065		TECHNOLOGIES OF THE 21ST CENTURY
74408210		THEATRE SONICS
75579641		THE ULTIMATE UPGRADE
74437049		THUNDERBOLT
74367568		21ST CENTURY TECHNOLOGIES
74388369		VIBRASONICS

3. Copyrights.

Any and all domestic and foreign copyright registrations, copyright applications or other copyright-related rights to current and future interests owned by Debtor or assigned to Debtor.

SCHEDULE 2

Patents and Patent Applications, Trademarks and Trademark Applications

and

Copyrights and Copyright Applications Licensed to the Debtor

None.

SCHEDULE 3

Patents and Patent Applications

Trademarks and Trademark Applications,

And Copyrights and Copyright Applications

Licensed By the Debtor

None.

SCHEDULE 4

Schedule of Exceptions

1. El Seguendo real property and facilities are subject to a security interest related to mortgage financing and a pending sale/leaseback transaction.

2. Note receivable for approximately $1,000,000 under the Alpha Ceramics purchase agreement has been assigned as collateral to the purchasers in such sale/leaseback transaction.

SCHEDULE 5

Debtor Information

State of organization: Delaware

Address of
chief executive office: Aura Systems, Inc.

2335 Alaska Avenue

El Segundo, CA 90245

Address(es) where
books and records are kept: Same

Additional trade names: None